UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Soliciting Material under §240.14a-12

Interactive Intelligence Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTERACTIVE INTELLIGENCE GROUP, INC.
7601 Interactive Way

Indianapolis, Indiana 46278

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT FOR THE

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 9, 2016

The date of this Supplement is October 28, 2016.

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A filed by Interactive Intelligence Group, Inc. (“Interactive Intelligence”) with the Securities and Exchange Commission (the “SEC”) on October 4, 2016 (the “Definitive Proxy Statement”), relating to Interactive Intelligence’s special meeting of shareholders to be held at Interactive Intelligence’s world headquarters located at 7601 Interactive Way, Indianapolis, Indiana 46278, on Wednesday, November 9, 2016 at 9:00 a.m. local time. The purpose of this Supplement is to (1) update certain information in the Definitive Proxy Statement concerning regulatory matters related to the Agreement and Plan of Merger, dated as of August 30, 2016 (the “Merger Agreement”), by and among Interactive Intelligence, Genesys Telecommunications Laboratories, Inc. (“Genesys”), Giant Merger Sub Inc. (“Merger Sub”) and, solely for the purposes of Section 5.16 of the Merger Agreement, Greeneden Lux 3 S.àR.L., Greeneden U.S. Holdings I, LLC and Greeneden U.S. Holdings II, LLC, pursuant to which, among other things, Merger Sub will merge with and into Interactive Intelligence, with Interactive Intelligence surviving as a wholly owned subsidiary of Genesys (the “merger”), and (2) include disclosure concerning litigation related to the merger that was commenced after the filing and mailing of the Definitive Proxy Statement.

To the extent that information in this Supplement differs from or updates information contained in the Definitive Proxy Statement, you should rely on the information in this Supplement.  Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Definitive Proxy Statement remains unchanged. We urge you to read this Supplement carefully and in its entirety together with the Definitive Proxy Statement. Any page references listed below are references to pages in the Definitive Proxy Statement, not this Supplement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

Regulatory Approvals

As previously disclosed in the Definitive Proxy Statement, the consummation of the merger is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). In accordance with the HSR Act, Interactive Intelligence and Genesys filed their respective Premerger Notification and Report Forms on September 13, 2016. On October 12, 2016, the Federal Trade Commission granted early termination of the waiting period under the HSR Act.  The termination of the waiting period under the HSR Act satisfies one of the conditions necessary for the consummation of the merger.

Completion of the merger is also subject to obtaining the required approval under the applicable antitrust laws in South Africa. Interactive Intelligence and Genesys filed a Merger Notice with the South African Competition Commission (the “Commission”) on September 16, 2016.  On October 26, 2016, the Commission issued a Merger Clearance Certificate approving the merger without any conditions.  The receipt of this competition clearance under South African antitrust laws satisfies one of the conditions necessary for consummation of the merger.

All antitrust clearance required to consummate the merger has now been received.  The merger remains subject to other customary closing conditions, including the approval of Interactive Intelligence’s shareholders at its special meeting scheduled to be held on Wednesday, November 9, 2016.

Litigation Related to the Merger

On October 6, 2016, a putative class action lawsuit (captioned Scott Fischer v. Interactive Intelligence Group, Inc., et al., No. 1:16-cv-02666-TWP-MPB) (the “Action”) was filed in the United States District Court, Southern District of Indiana, Indianapolis Division (the “Court”) against Interactive Intelligence and its directors, alleging certain violations of Section 14(a) and Section 20(a) of the Securities Exchange Act of 1934 in connection with the Definitive Proxy Statement for the proposed merger.  In the Action, Plaintiff seeks, among other things, orders (i) certifying the lawsuit as a class action, (ii) enjoining Interactive Intelligence from closing the proposed merger until Interactive Intelligence discloses certain information, and (iii) rescinding the proposed merger if it is consummated or awarding damages to the Plaintiff and all other shareholders of Interactive Intelligence.  On October 21, 2016, the Plaintiff filed a Motion for a Temporary Restraining Order and a Preliminary Injunction (the “Motion”) to postpone the special meeting of Interactive Intelligence’s shareholders scheduled to be held on November 9, 2016, until Interactive Intelligence discloses certain information regarding the proposed merger.  On October 28, 2016, Interactive Intelligence and its directors will file their brief in opposition to the Motion.  The Court has set a hearing on the Motion for November 4, 2016.  Interactive Intelligence believes that the claims and allegations raised in the Action are entirely without merit and intends to vigorously defend the Action; however, its ultimate outcome cannot presently be determined.

Important Additional Information

Interactive Intelligence has filed with the SEC and mailed to its shareholders the Definitive Proxy Statement in connection with the proposed merger. Shareholders are urged to carefully read the Definitive Proxy Statement and any other relevant documents that Interactive Intelligence files with the SEC when they become available because they contain, or will contain, important information about Interactive Intelligence and the proposed merger. The Definitive Proxy Statement and other documents filed by Interactive Intelligence with the SEC may be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of these documents via the Investor Relations section of Interactive Intelligence’s website at http://investors.inin.com, or copies may be obtained, without charge, by directing a request to Chief Financial Officer, Interactive Intelligence Group, Inc., 7601 Interactive Way, Indianapolis, Indiana 46278 or by calling (317) 715-8265.

Participants in the Solicitation

Interactive Intelligence and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Interactive Intelligence’s shareholders in connection with the proposed merger. Information regarding Interactive Intelligence’s directors and executive officers and any interest they have in the proposed merger is set forth in the Definitive Proxy Statement filed with the SEC in connection with the proposed merger, which may be obtained free of charge from the sources indicated above.

Cautionary Note Regarding Forward-Looking Statements

This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “opinion,” “plan,” “possible,” “potential,” “project,” “should,” “will” and similar words or expression. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) Interactive Intelligence may be unable to obtain shareholder approval as required for the merger; (2) other conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business or stock price of Interactive Intelligence may suffer as a result of uncertainty surrounding the merger; (5) the outcome of the pending, and the occurrence and outcome of any future, legal proceedings related to the merger; (6) Interactive Intelligence may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) the ability to recognize benefits of the merger; (9) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (10) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; (11) the risks described from time to time in Interactive Intelligence’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and in other of Interactive Intelligence’s filings with the SEC; and (12) general industry and economic conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, Interactive Intelligence undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.